UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017 (April 25, 2017)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Election of Directors:   At the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 25, 2017, the shareholders of the Company re-elected twelve Director nominees, each for a term expiring at the 2018 annual shareholders’ meeting or such later time as his or her successor is elected and qualified. The Directors elected and the shareholders’ votes in the election of each Director were as follows:

	For	Withheld
James E. Berry II	14,781,520	151,112
Thomas D. Berry	14,697,096	235,536
John Cohlmia	14,799,723	132,909
David S. Crockett Jr.	14,796,996	135,636
Steven C. Davis	14,699,279	233,353
Patrice Douglas	14,697,137	235,495
Mark W. Funke	14,698,898	233,734
James M. Johnson	14,698,554	234,078
Larry J. Lanie	14,699,379	233,253
James M. Morris II	14,551,543	381,089
Kayse M. Shrum, D.O.	14,689,013	243,619
Russell W. Teubner	14,513,434	419,198

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2018.  The above reflects cumulative voting. There were 18,689,022 shares of common stock outstanding and entitled to vote at the annual meeting. A total of 16,706,801 shares of common stock were represented at the meeting in person or by proxy, representing 89.39% of the shares outstanding and entitled to vote at the annual meeting.

Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders also approved the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers. The shareholder vote was as follows:

For	Against	Abstain
14,601,305	298,765	32,563

Ratification of Appointment of Independent Registered Public Accounting Firm for 2017:  At the annual meeting, the shareholders also approved the engagement of BKD, LLP as the Company’s independent registered public accounting firm for 2017. The shareholder vote was as follows:

For	Against	Abstain
16,475,692	155,409	75,700

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2017

SOUTHWEST BANCORP, INC. By: /s/ Joe T. Shockley, Jr. Name: Joe T. Shockley, Jr. Title: Chief Financial Officer